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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (Nos. 333-87069-99, 333-91829-99, 333-96699, 333-11313-99
and 333-45446-99) of our report dated March 5, 2004 relating to the consolidated financial statements of Nabors Industries Ltd., which appears in the Nabors Industries Ltd.'s 2003 Annual Report to Shareholders, which is incorporated by reference in Nabors Industries Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 5, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statements.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas
January 6, 2005